UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date ofearliest event reported): February 8, 2019

Commission File Number: 0-23636

Hawthorn Bancshares, Inc.
(Exact name of registrant as specified in its charter.)

Missouri
(State or other jurisdiction of incorporation or organization)

43-1626350
(IRS Employer Identification No.)
 132 East High Street, PO Box 688, Jefferson City, Missouri 65102
(Address of principal executive offices)

573-761-6117
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01   Other Events.

On February 8, 2019, Hawthorn Bank, a wholly-owned subsidiary of Hawthorn Bancshares, Inc. (NASDAQ: HWBK) completed the sale of its branch located in Branson, Missouri to Branson Bank, Branson, Missouri. Total deposits transferred were approximately $10.6 million while loans assigned to the branch were retained. The sale is expected to result in a pre-tax gain of approximately $2.1 million, subject to certain future adjustments required in the definitive agreement.

Item 9.01   Financial Statements and Exhibits.

Exhibit No. 99.1     Hawthorn Bancshares, Inc. press release dated February 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2019	Hawthorn Bancshares, Inc. By: /s/ David T. Turner Name: David T. Turner Title: Chairman, CEO and President